SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2005

POGO PRODUCING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7792	74-1659398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 2700 Houston, Texas 77046-0504

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 297-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

(1)   On January 25, 2005, a press release was issued by Pogo Producing Company (the “Company”) and also made available through the Company’s website at www.pogoproducing.com. The press release contains information concerning the Company’s unaudited financial and operating results for the quarter and year ended December 31, 2004. A copy of this press release is included herein as Exhibit 99.1 and incorporated in this Item 2.02 by reference.

(2)   On January 25, 2005, certain unaudited supplemental financial and operating information concerning the Company’s results for the quarter and year ended December 31, 2004, were placed on the Company’s website at www.pogoproducing.com. A copy of the two supplemental schedules are included herein as Exhibits 99.2 and 99.3 and are incorporated in this Item 2.02 by reference.

Item 8.01  Other Events

(1)   Pursuant to Article 1, Sections 9, 10, and 11 of the Amended and restated Bylaws of the Company, a Delaware Corporation, notice is hereby given that the Company’s Board of Directors has determined that the 2005 annual meeting of stockholders of the Company will be held on Tuesday, April 26, 2005, at the Petroleum Club, 501 West Wall Street, Midland, Texas at 11:00 AM, Houston time.  The record date for shareholders entitled to vote at the Annual Meeting has been established by the Company’s Board of Directors to be the close of business on March 11, 2005.

Item 9.01  Financial Statements and Exhibits.

(c)   Exhibits (furnished pursuant to Item 2.02 and not deemed filed with the Commission).

Exhibit Number	Description
99.1	Press Release issued January 25, 2005 regarding the quarter and year ended December 31, 2004 results of Pogo Producing Company (the “Company”).
99.2	Unaudited Supplemental Financial Information regarding the Company’s quarter and year ended December 31, 2004 results.
99.3	Unaudited Supplemental Operating Information regarding the Company’s quarter and year ended December 31, 2004 results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POGO PRODUCING COMPANY

Date: January 25, 2005	By:	/s/ James P. Ulm, II
Name: James P. Ulm, II
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release issued January 25, 2005 regarding the quarter and year ended December 31, 2004 results of the Company.
99.2	Unaudited Supplemental Financial Information regarding the Company’s quarter and year ended December 31, 2004 results.
99.3	Unaudited Supplemental Operating Information regarding the Company’s quarter and year ended December 31, 2004 results.